Exhibit 10.45
DISTRIBUTION AGREEMENT

This agreement (the “Agreement”) effective as of March  , 2011, is made between Quark Pharmaceuticals, Inc. a California corporation having a place of business at 6501 Dumbarton Circle, Fremont, CA 94555 (the “Company”), and Clal Finance Underwriting Ltd., of 37 Menachem Begin, Tel Aviv, a company duly organized and existing under the laws of the State of Israel (“Clal”). Each of the Company and Clal shall be known as a “Party” and together the “Parties”.

WHEREAS, the Company is planning to publish a prospectus and a supplemental notice during March-May 2011 (together, the "Prospectus") by which it will offer to the public, using a "Uniform Offering" as specified in the Israeli Securities Law Regulations (Offer of Securities to the Public) 2007 (the "Regulations"), shares of common stock, together with one series of warrants exercisable into shares of common stock of the Company (collectively, the "Securities"); and

WHEREAS, the Parties desire that Clal provide distribution services in connection with the issuance of the Securities offered under the Prospectus described above (the "Offering"), all in accordance with the provisions of this Agreement hereinafter.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Clal will provide the Company with distribution services in connection with the Offering (the "Distribution Services") which will include, inter alia:

1.1.	Advising and assisting in the establishment of the final structure of the Offering that serves the best interests of the Company and is adapted to the needs of the Israeli financial markets;

1.2.	Advising and assisting the Company in preparing a corporate presentation for the financial markets;

1.3.	Marketing the Securities being offered;

1.4.	Managing the road show in Israel for the Company vis-à-vis institutional and non-institutional investors;

1.5.	Conducting a tender to sophisticated investors and presenting the results to the Company;

1.6.	Conducting a public bid vis-à-vis the investing public at large, and presenting the results to the Company.

Clal will be permitted to add, in coordination with the Company, other distributors to provide the Distribution Services to the Company according to the terms of this Agreement (the "Other Distributors), provided that: (a) such Other Distributors are qualified to act as distributors in accordance with the Israeli Securities Law, 1968, and any other applicable law; (b) the Company will pay commissions (as specified in Section 2 below) only to Clal, and Clal will be responsible for any payments to the Other Distributors for their services.

2.	In connection with the Distribution Services, Clal will be entitled to commissions as follows:

2.1	Base Commission - a fee in cash at rates listed below:

2.1.1.	In case the Proceeds accepted by the Company in the Offering are lower than 30 million US Dollars – 5.5% of the total Proceeds;

2.1.2	In case the Proceeds accepted by the Company are equal or higher than 30 million US Dollars – 6.5% of the total Proceeds.

For purposes of this section 2.1, "Proceeds" means gross immediate consideration for all units of Securities purchased in the Offering, including all units of Securities purchased via an additional allotment made by the Company (should such additional allotment take place), after deducting any proceeds received by the Company from SBI Holdings, Inc. and Lawrence Investments, LLC, or any of their subsidiaries or controlling shareholders in consideration for securities actually allocated to the above entities in the Offering, including in an additional allotment, and provided that these entities will present Clal a proper reference regarding their securities purchases. It is hereby clarified that the Proceeds shall not include any proceeds received in the future from the exercise of warrants.
The Proceeds shall be calculated according to the last Shekel/$US official exchange rate published by the Bank of Israel at the time of publication of the offering's final results (including an additional allotment, should such additional allotment take place).

2.2
Series 1 warrants – Following the completion of the Offering, the Company shall allocate to Clal (or to any Other Distributor as shall be directed by Clal), in a private placement, Series 1 warrants exercisable to purchase a number of shares equal to 5% of the number of the total shares sold in the Offering after deducting any shares issued to SBI Holdings, Inc. and Lawrence Investments, LLC, or any of their subsidiaries or controlling shareholders in the Offering, including in any additional allotment. The terms of such Series 1 warrants will be identical to the terms of the Series 1 warrants issued in the Offering. The allocation of the above Series 1 warrants shall take place within 14 business days after the clearance of the Proceeds. The warrants so allocated shall be subject to restrictions under section 15C of the Israel Securities Law.

2.3
Success Fee – In the sole discretion of the Company, it may, at its election and without obligation to do so, pay Clal a Success fee at the rate of up to 10% of the total difference between (a) the Proceeds as defined in Section 2.1 above, but including Proceeds received by the Company from SBI Holdings, Inc. and Lawrence Investments, LLC, or any of their subsidiaries or controlling shareholders in consideration for securities actually allocated to them, and (b) the Proceeds that would have been received by the Company for all securities offered under the Prospectus had the Offering occurred at the minimum price per unit specified in the supplemental notice and without any additional allotment. It is hereby clarified that the exact percentage of the Success fee, should the Company decide to pay a Success Fee at all, will also be determined by the Company according to its sole discretion.

The commissions specified above will be paid by the Company directly to Clal, and Clal is responsible for payments to any Other Distributors for their services out of the commissions paid to Clal by the Company, as specified above. The Company will not be required to pay any additional commissions for the distribution services.

3.	Payments listed above, plus VAT, if applicable, shall be paid by the Company to Clal from the Offering Proceeds, less any taxes that the Company is required to withhold by law.

4.
Apart from the fees specified in Section 2 above, Clal and subsequently any Other Distributors (should such distributors be appointed) shall not be entitled to any additional payment in connection with the Distribution Services rendered in accordance with the provisions of this Agreement.

5.
It is hereby agreed that the Distribution Services rendered by Clal and any other distributors (should such distributors be appointed), will be on a best–efforts basis. Clal makes no representations or warranties regarding the Company’s ability to secure financing, whether now or in the future. It is hereby agreed that Clal will not be entitled to any commissions if the Offering is not completed and the Company does not receive the Proceeds of the offering.

6.
The Company will bear full responsibility for the accuracy and completeness of information provided by the Company and/or its representatives in connection with the Offering, the Company's activities and/or its assets.

7.	The Company shall engage Clal Finance Batucha Investment Management Ltd. with an agreement to coordinate the Offering and shall bear Clal Finance Batucha Investment Management Ltd.

8.	No behavior on the part of either of the Parties shall be construed as the waiver of any of the rights allocated thereto in this Agreement or by law.

9.	No change and/or waiver and/or deviation from the provisions of this Agreement shall be valid unless made expressly and in writing, and signed by Clal and the Company.

10.
This Agreement includes all that is agreed between the Parties relating to the association that is the subject of this Agreement, and, on its signing and subject to the conditions included therein, it nullifies any agreement, consent, undertaking, prior negotiation, memorandum, etc., whether written or oral, existing between them and relating to the association that is the subject of this Agreement.

11.
Israeli law shall apply to this Agreement, the meaning of its terms, and the interpretation of the Parties’ rights and obligations. It is hereby expressly agreed by the Parties that the courts in the city of Tel Aviv – Jaffa shall have exclusive judicial authority to hear any disagreement and disputes that emerge between the Parties in all matters connected with the making, validity, execution, breach, or interpretation of this Agreement.

12.
The Parties’ addresses are as detailed in the preamble to this Agreement, and any notification sent by registered mail shall be considered to have reached its destination upon completion of three (3) business days from the date of its delivery for dispatch by registered mail; if sent by fax – on the first business day after its transmission by facsimile; and, if delivered by hand – at the time of delivery.

13.
If the Offering does not take place by the end of May 2011, this Agreement will automatically terminate, and neither Party will have any demands or claims against the other Party pursuant to the Agreement.

NOW THEREFORE, the parties hereto have signed this Agreement as of the date first above mentioned.

Quark Pharmaceuticals, Inc.	Clal Finance Underwriting Ltd.
By:	By:
Title:	Title:
Date:	Date:
Address	Address